Exhibit 99.1

GEN Restaurant Group, Inc. Announces Second Quarter 2023 Financial Results

Cerritos, CA, August 14, 2023 - GEN Restaurant Group, Inc. (“GEN” or the “Company”), owner of GEN Korean BBQ, a fast-growing cook-it-yourself casual dining concept, today announced financial results for the second quarter ended June 30, 2023.

Highlights for the Second quarter ended June 30, 2023 were as follows:

•	Revenue increased 10.1% to $46.5 million, compared to $42.2 million in the second quarter of 2022;

•	Comparable restaurant sales increased 1.4% as compared to fiscal 2022;

•	Three new restaurant openings including the first GEN restaurant in Florida;

•	Income from operations was $3.4 million and 7.3% of revenue;

•	Restaurant-level adjusted EBITDA(1) was $9.5 million and 20.4% of revenue;

•	Net Income was $4.5 million and 9.6% of revenue;

•	Adjusted EBITDA(1) was $6.1 million and 13.2% of revenue inclusive of pre-opening expense of approximately $0.9 million;

•	On June 30, 2023, the Company completed the initial public offering of its Class A common stock

(1)

Adjusted EBITDA and restaurant-level adjusted EBITDA are non-GAAP measures. For reconciliations of adjusted EBITDA and restaurant-level adjusted EBITDA to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

David Kim, Co-Chief Executive Officer of GEN Restaurant Group, Inc. stated, “We’re pleased with the solid top line performance during the second quarter, driven by 1.4% comparable restaurant sales growth as well as three new restaurant openings that are performing to our initial expectations. We have also continued to showcase the portability of our concept with our entrance into both Florida and New York this year. As we look ahead, we believe our IPO has given us the financial flexibility and capital structure to execute our growth strategy in 2023 and beyond.”

Kim continued, “We are confident in our long-term trajectory. We have a detailed plan for the next 5 years as we develop new restaurants across the US. Our team at GEN Korean BBQ has already demonstrated our ability to succeed through many different economic environments and regions in the United States. We are thrilled to embark on this new chapter as a public company and share our story and unique dining experience.”

Initial Public Offering

On June 30, 2023, the Company completed the initial public offering (the “IPO”) of its Class A common stock at a public offering price of $12.00 per share. The Company issued 4,140,000 shares, including 540,000 shares sold to the underwriters pursuant to their over-allotment option. After underwriter discounts and commissions and offering expenses, net proceeds from the offering were approximately $46.2 million. The proceeds have been used to purchase newly issued Class A units of GEN LLC. GEN LLC then used a portion of the proceeds to pay the expenses incurred in connection with the IPO, and the remainder of the net proceeds will be used by GEN LLC for working capital, to fund new unit growth, and for other general corporate purposes.

Second Quarter 2023 Financial Results

Revenue was $46.5 million in the second quarter of 2023 compared to $42.2 million in the second quarter of 2022. Comparable restaurant sales increased 1.4% in the second quarter of 2023 compared to the same period last year.

Total restaurant operating expenses as a percentage of revenue increased by 200 basis points to 84.1% in the second quarter of 2023 from 82.1% in the second quarter of 2022 primarily driven by the following:

•	Cost of goods sold decreased 160 basis points primarily due to more favorable year-over-year commodity pricing and ongoing negotiations with our vendors.

•

Payroll and benefits increased 200 basis points due to increases in minimum wage rates in certain markets in which we operate, short-term higher labor costs in newly open restaurants as we train staff and management, and increases in managers in training in preparation for our ramp up in new restaurant development.

•

Occupancy costs increased 40 basis points primarily due to six new restaurant openings since the second quarter of 2022, including openings on the strip in Las Vegas and New York, which are higher rent markets.

•	Other operating costs increased 40 basis points.

•	Depreciation and amortization decreased 20 basis points.

•	Restaurant pre-opening expenses increased 100 basis points to $0.9 million for the second quarter of 2023 due to the timing of new store openings.

General and administrative expenses increased by $0.2 million to $2.5 million for the second quarter of 2023. As a percentage of revenues, general and administrative expenses were approximately 5.5% including management fees.

Net income was $4.5 million and 9.6% of revenue.

Adjusted EBITDA was $6.1 million and 13.2% of revenue inclusive of pre-opening expense of approximately $0.7 million.

Development Update

During the second quarter of 2023, the Company opened three new restaurants, bringing the total restaurant count to 34 as of June 30, 2023.

•	Cerritos, CA opened in April 2023

•	Chandler, AZ opened in June 2023

•	Fort Lauderdale, FL opened in June 2023

The following definitions apply to terms as used in this release:

Comparable restaurant sales refers to the change in year-over-year sales for the comparable restaurant base. We include restaurants in the comparable restaurant base that have been in operation for at least 18 full months prior to the accounting period presented. Once a restaurant has been open 18 full months, it must have had continuous operations during both the current period and the prior year period being measured to remain a comparable restaurant. If operations were to be substantially impacted by unusual events that closed the location or significantly changed its capacity, that location is excluded from the comparable sales calculation until it has been operating continuously under normal conditions for both the current period and the prior year comparison period.

Total restaurant operating expenses includes food cost, payroll & benefits, occupancy, operating, depreciation and amortization, and pre-opening costs.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, related party consulting fees, management fees and non-cash lease expense. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, and consulting fees paid to a related party and we also exclude non-recurring items, such as gain on extinguishment of debt, and Restaurant Revitalization Fund, or RRF, grants, employee retention credits, litigation accruals, aborted deferred IPO costs written off and non-cash lease expenses. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods .

Conference Call

The Company will host a conference call to discuss financial results for the second quarter of 2023 today at 5:00 p.m. Eastern Time. David Kim, Co-Chief Executive Officer, and Tom Croal, Chief Financial Officer, will host the call.

The conference call can be accessed live over the phone by dialing 201-689-8263. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13739836. The replay will be available until Monday, August 21, 2023.

The conference call will also be webcast live from the Company’s corporate website at www.genkoreanbbq.com under the Investor section. An archive of the webcast will be available on the Company’s corporate website shortly after the call has concluded.

About GEN Restaurant Group, Inc.

GEN Korean BBQ is a fast-growing cook-it-yourself casual dining concept with over 30 locations in 7 states. The Company offers guests a unique dining experience where guests serve as their own chefs preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience. For more information, please visit GEN’s website at www.genkoreanbbq.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Registration Statement on Form S-1(File No. 333-272253), as amended, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Relations

Jeff Priester

(332) 242-4370

investor@genbbqoffice.com

GEN RESTAURANT GROUP

Condensed Consolidated Income Statements

(in thousands, except per share amounts; unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$46,473	$42,209	$90,335	$80,461
Restaurant operating expenses:
Food cost	14,786	14,115	29,091	27,014
Payroll and benefits	14,323	12,180	27,975	23,479
Occupancy expenses	3,673	3,181	7,104	5,883
Operating expenses	4,299	3,735	8,425	7,019
Depreciation and amortization	1,131	1,084	2,244	2,139
Pre-opening Costs	881	379	1,400	538

Total restaurant operating expenses	39,093	34,674	76,239	66,072

General and administrative	1,958	1,766	4,013	3,530
Consulting fees - related party	1,445	1,500	2,325	3,577
Management fees	589	623	1,176	1,157
Depreciation and amortization - corporate	18	8	37	15

Total costs and expenses	43,103	38,571	83,790	74,351

Income from operations	3,370	3,638	6,545	6,110

Gain on extinguishment of PPP debt	—	—	—	387
Employee retention credits	1,318	2,473	2,483	2,519
Other income (loss)	(7)	(848)	(7)	(848)
Interest expense, net	(207)	(155)	(396)	(237)
Equity in income of equity method investee	86	311	467	852

Net income before income taxes	4,560	5,419	9,092	8,783
Provision for income taxes	(96)	—	(96)	—

Net income	4,464	5,419	8,996	8,783
Less: Net Income attributable to noncontrolling interest	504	307	901	680

Net income attributable to Gen Restaurant Group, Inc.	3,960	5,112	8,095	8,103
Net income attributable to Class A common stock per share - basic and diluted (1)	$—	—	$—	—
Weighted-average shares of Class A common stock outstanding - basic and diluted (1)	4,249	0	4,249	0

(1)	Basic and diluted net loss per Class A common stock is presented only for the period after the Company’s organizational transactions.

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

Selected Balance Sheet Data:	June 30, 2023	December 31, 2022
Cash and cash equivalents	$54,987	$11,195
Total assets	$184,652	$138,878
Total liabilities	$153,082	$144,139
Total stockholders’ equity	$31,570	$(5,261)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Selected Operating Data:
Restaurants at the end of period	34	30	34	30
Comparable restaurant sales performance (1)	1.4%	n/a	n/a	n/a
Net income	4,464	5,419	8,996	8,783
Net income margin	9.6%	12.8%	10.0%	10.9%
Adjusted EBITDA	6,142	6,623	11,770	12,825
Adjusted EBITDA margin	13.2%	15.7%	13.0%	15.9%
Income from operations	3,370	3,638	6,545	6,110
Income from operations margin	7.3%	8.6%	7.2%	7.6%
Restaurant-level Adjusted EBITDA	9,491	9,078	17,899	17,196
Restaurant-level Adjusted EBITDA margin	20.4%	21.5%	19.8%	21.4%

GEN RESTAURANT GROUP

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
EBITDA:
Net income	$4,464	$5,419	$8,996	$8,783
Net Income Margin	9.6%	12.8%	10.0%	10.9%
Interest expense, net	207	155	396	237
Provision for income taxes	96	—	96	—
Depreciation and amortization	1,149	1,092	2,281	2,154

EBITDA	$5,916	$6,666	$11,769	$11,174
EBITDA Margin	12.7%	15.8%	13.0%	13.9%

Adjustments to EBITDA:
EBITDA	$5,916	$6,666	$11,769	$11,174
Gain on extinguishment of debt (2)	—	—	—	(387)
Consulting fees - related party (3)	1,445	1,500	2,325	3,577
Employee retention credits (4)	(1,318)	(2,473)	(2,483)	(2,519)
Litigation accrual (5)	—	850	—	850
Non-cash lease expense (6)	99	80	159	130

Adjusted EBITDA	$6,142	$6,623	$11,770	$12,825
Adjusted EBITDA Margin	13.2%	15.7%	13.0%	15.9%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands; unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Income from Operations	$3,370	$3,638	$6,545	$6,110
Income Margin from Operations	7.3%	8.6%	7.2%	7.6%
Depreciation and amortization	1,149	1,092	2,281	2,154
Pre-opening costs	881	379	1,400	538
General and administrative	1,958	1,766	4,013	3,530
Consulting fees - related party (3)	1,445	1,500	2,325	3,577
Management Fees	589	623	1,176	1,157
Non-cash lease expense (6)	99	80	159	130

Restaurant-Level Adjusted EBITDA	$9,491	$9,078	$17,899	$17,196
Restaurant-Level Adjusted EBITDA Margin	20.4%	21.5%	19.8%	21.4%

(1)

COVID-19 capacity restrictions continued into the first quarter of 2022, therefore the calculations of comparable sales could only begin with the periods starting with the second quarter of 2023, as its comparable period in the prior year, the second quarter of 2022, was the first quarter of normal operations.

(2)

Gain on extinguishment of debt: In the first quarter of 2022, we received loan forgiveness from the SBA related to the PPP Loans in the amount of $0.4 million. We do not anticipate receiving additional funds as the program has not been extended under the CARES Act.

(3)	Consulting fees—related party: We do not anticipate these costs being incurred beyond the first three months after completion of the offering.
(4)	Employee retention credits: These are refundable credits recognized under the provisions of the CARES Act.
(5)	Litigation accruals: This is an accrual in 2022 related to a specific, one-time, litigation claim.
(6)	Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent.